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                                                                  EXHIBIT 99.10


                     CONSENT OF J.P. MORGAN SECURITIES INC.

We hereby consent to (i) the use our opinion letter to the Board of Directors of Ford Motor Company (the "Company") included as Appendix C to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company with Ford Value Corporation, a wholly-owned subsidiary of the Company, and (ii) the references to such opinion in such Proxy Statement-Prospectus under the captions "Summary - Recommendation of Ford Board of Directors", "The Recapitalization - Reasons for the Recapitalization; Structure of the Recapitalization" and "The Recapitalization - Opinion of J.P. Morgan". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

J.P. Morgan Securities Inc.

/s/ J.P. Morgan Securities Inc.

June 27, 2000

CEN: 96759